UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 31, 2007
Date of Report (Date of earliest event reported)

PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-27743 (Commission File Number)	68-0383568 (IRS Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)		95207 (Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the consummation of its previously announced offer to exchange its outstanding 13 1/2% Senior Notes due 2009 (the “Senior Notes”) for newly issued 13 1/2% Senior Priority Notes due 2009 (the “New Senior Notes”), and related solicitation of consents to an amendment to the indenture governing the Senior Notes (the “Exchange Offer and Consent Solicitation”), on January 31, 2007, Pac-West Telecomm, Inc. (the “Company”) entered into that certain Indenture, dated January 31, 2007, with Wells Fargo Bank, N.A. as trustee (the “New Senior Notes Indenture”), related to the New Senior Notes and that certain Second Supplemental Indenture, dated January 31, 2007, with Wells Fargo Bank, N.A., as trustee (the “Second Supplemental Indenture”).

The terms and conditions of the New Senior Notes Indenture are substantially identical to the indenture governing the Senior Notes, except that the New Senior Note Indenture provides that interest under the New Senior Notes will not be payable until maturity and the holders of the New Senior Notes will have the right to receive payment of all outstanding principal and accrued interest before the holders of the Senior Notes will have the right to receive any outstanding principal. The Second Supplemental Indenture amends the reporting requirements of the Company under Section 4.03 of the indenture governing the Senior Notes to limit the Company's obligation to furnish regular reports to holders of the Senior Notes to quarterly and annual financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operation” related to such quarterly and annual financial statements.

A copy of the New Senior Notes Indenture is attached hereto as Exhibit 10.1 and a copy of the Second Supplemental Indenture is attached hereto as Exhibit 10.2.

Item 8.01 Other Events

The Exchange Offer and Consent Solicitation expired on January 29, 2007 with $24,519,000 in aggregate principal amount of Senior Notes having been tendered into the Exchange Offer and Consent Solicitation. Each $1,000 of Senior Notes tendered and accepted were exchanged for an amount of principal of Senior Priority Notes equal to $1,000 plus the amount of accrued and unpaid interest in respect of such tendered Senior Notes through but excluding the date of exchange (rounded to the nearest $1.00). As such, as of the date hereof, there is $11,583,000 in aggregate principal amount of Senior Notes outstanding and $26,186,292 in aggregate principal amount of Senior Priority Notes outstanding.

A copy of the press release is attached hereto as Exhibit 99.1.

This communication is not an offer to exchange Senior Notes for New Senior Notes or a solicitation of an offer to exchange Senior Notes for New Senior Notes or a solicitation of consents with respect to the Senior Notes. The consent solicitation and offer to exchange Senior Notes for New Senior Notes are being made solely by means of an offering circular and consent solicitation statement and other documents provided to holders of the Senior Notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	New Senior Notes Indenture, dated January 31, 2007
10.2	Second Supplemental Indenture, dated January 31, 2007
99.1	Press Release, dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC. (Registrant)
Dated: January 31, 2007
By:	/s/ Michael Sarina
Michael Sarina
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	New Senior Notes Indenture, dated January 31, 2007
10.2	Second Supplemental Indenture, dated January 31, 2007
99.1	Press Release, dated January 31, 2007